Sales Report:Supplement No. 11 dated Aug 05, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 416307
This series of Notes was issued and sold upon the funding of the borrower loan #38101, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction start date:	Jul-14-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Jul-28-2009

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$116.13
Final lender yield:	18.50%	Final borrower rate/APR:	19.50% / 21.73%	Final monthly payment:	$110.73

Auction yield range:	8.27% - 22.00%	Estimated loss impact:	6.93%
Lender servicing fee:	1.00%	Estimated return:	11.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1991	Debt/Income ratio:	15%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$9,596	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	41%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	70	Homeownership:	No
Inquiries last 6m:	1
Screen name:	micsupra	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? paying off my credit cards

My financial situation:
I am a good candidate for this loan because?
I am in a good position to take on this loan because I have been at the same job for more than 4 years. I have been paying my credit cards ontime.  Having the loan will actually decrease the amount of money I am paying per month already, and allow me to have it paid off in 3 years or less.

Monthly net income: $ 2120

Monthly expenses: $ 1553
  Housing: $ 400
  Insurance: $ 158
  Car expenses: $
  Utilities: $
  Phone, cable, internet: $ 64
  Food, entertainment: $ 200
  Clothing, household expenses $ 50
  Credit cards and other loans: $ 600
  Other expenses: $ 81
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain the high number of deliquencues in the past 7 years? - aganippe
A: Hi Before 911 2001, I had a good job working for a hotel. I was getting $18 an hour. I was there over 10 yrs. After 911 2001 I lost my job. I was out work for more than a year and I couldn?t keep up with my credit card debt and I had to file for bankruptcy because at that time it was hard to get a job at any hotel or elsewhere. Now I am working for a reputable hotel and getting $23 dollars an hour. I have been there for almost five yrs. Thanks for looking (Jul-18-2009)
Q: If you owe 9k+ in revolving why are you only asking for 3k instead of consolidating all of it? - whois-JohnGalt
A: Hi I have tried to get a loan above $3000 before. Unfortunately I was not that lucky to get a loan. Now, I decided to start from bottom up. I will prove all those lenders that I will paid this loan ontime and I will apply for more loans in the future. Thanks for looking. (Jul-19-2009)
Q: What if you are going to lose a job again like before, will you leave us hanging? - evergreen16
A: Hi, If I were to lose my job again I have a $2500 in an emergency fund + unemployment fund + my step father owns a small business. Thanks to everybody for your trust. I promise that I won't let you down. Thanks (Jul-27-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IWANT2HELP	$25.00	$25.00	7/14/2009 1:05:54 PM
LeoBUSIIT	$25.00	$25.00	7/15/2009 8:23:12 AM
Cheburashka	$25.00	$25.00	7/15/2009 11:27:41 AM
twjh	$25.00	$25.00	7/15/2009 5:53:54 PM
myduck	$75.00	$75.00	7/18/2009 5:29:35 PM
IPG1	$100.00	$100.00	7/19/2009 10:14:26 AM
whois-JohnGalt	$40.00	$40.00	7/19/2009 7:26:20 PM
northern_paddler	$25.00	$25.00	7/20/2009 10:56:02 AM
jchurchi	$50.00	$50.00	7/20/2009 3:12:09 PM
nimba	$40.09	$40.09	7/20/2009 9:41:33 PM
BU49er	$50.00	$50.00	7/21/2009 11:21:56 PM
sshs	$50.00	$50.00	7/22/2009 6:04:34 PM
thenewkaisersoze	$25.00	$25.00	7/23/2009 7:42:52 PM
brosco2323	$25.00	$25.00	7/24/2009 11:44:44 AM
barkochva	$25.00	$12.83	7/24/2009 11:56:23 AM
gustavholstopus32	$25.00	$25.00	7/24/2009 4:43:50 PM
AM2008	$25.00	$25.00	7/25/2009 6:28:34 AM
Runegeld	$50.00	$50.00	7/25/2009 8:37:09 AM
pueblopablo	$50.00	$50.00	7/26/2009 7:52:19 PM
Ruddyboy	$72.77	$72.77	7/26/2009 10:23:19 PM
Easystreet	$25.00	$25.00	7/27/2009 4:55:03 PM
karmanxten	$25.00	$25.00	7/27/2009 8:23:35 PM
swti37	$25.00	$25.00	7/27/2009 11:02:41 PM
sdkakarok	$50.00	$50.00	7/27/2009 7:56:41 PM
ochardlender	$25.00	$25.00	7/28/2009 6:47:29 AM
jakdwak	$25.00	$25.00	7/27/2009 11:21:48 PM
FundMaker	$35.00	$35.00	7/28/2009 8:34:42 AM
goatman	$25.00	$25.00	7/28/2009 8:17:04 AM
Taho	$50.00	$50.00	7/28/2009 6:57:12 AM
BadgerWI	$25.00	$25.00	7/28/2009 10:16:32 AM
Gaelicman	$100.00	$100.00	7/28/2009 9:55:40 AM
branaa99	$25.00	$25.00	7/28/2009 10:56:42 AM
division177	$25.00	$25.00	7/28/2009 11:05:04 AM
evergreen16	$50.00	$50.00	7/28/2009 10:40:52 AM
bobnewt	$50.00	$50.00	7/28/2009 11:14:11 AM
bluebouyz	$50.00	$50.00	7/14/2009 7:06:20 PM
aultraman	$50.00	$50.00	7/14/2009 9:42:12 PM
AllanBK	$25.00	$25.00	7/16/2009 7:36:49 AM
Cherrypicker	$50.00	$50.00	7/16/2009 1:02:40 PM
dt_one	$25.00	$25.00	7/16/2009 10:24:54 AM
SGDCOVER	$50.00	$50.00	7/16/2009 9:13:38 PM
MidnightBank	$25.00	$25.00	7/19/2009 10:12:33 AM
BankOfThomas	$200.00	$200.00	7/19/2009 3:56:40 PM
LendingP2P	$25.00	$25.00	7/19/2009 7:20:30 PM
sc-pjb11	$25.00	$25.00	7/20/2009 3:20:01 AM
chkrvrty	$25.00	$25.00	7/20/2009 6:56:50 AM
GrayStudio	$25.00	$25.00	7/20/2009 7:02:05 AM
engbusres	$35.00	$35.00	7/21/2009 7:16:42 PM
dpries123	$25.00	$25.00	7/23/2009 9:49:29 AM
Leshan	$50.00	$50.00	7/24/2009 7:16:01 AM
bondhedger	$25.00	$25.00	7/24/2009 7:35:17 AM
BankofBeth	$50.00	$50.00	7/24/2009 2:32:22 PM
ryan6853	$25.00	$25.00	7/24/2009 3:48:29 PM
spiff666	$25.00	$25.00	7/24/2009 8:47:07 PM
Flying_Tilapia	$100.00	$100.00	7/25/2009 9:50:09 PM
randsenterprise	$25.00	$25.00	7/25/2009 10:32:29 PM
HomerdohNY	$25.00	$25.00	7/26/2009 9:13:35 AM
Tokkoutai99	$25.00	$25.00	7/26/2009 2:24:26 PM
trajames	$40.00	$40.00	7/26/2009 2:18:24 PM
AsianDragon	$55.00	$55.00	7/26/2009 11:44:21 PM
JayIsABear	$50.00	$50.00	7/27/2009 9:44:10 AM
winger66	$75.00	$75.00	7/27/2009 11:26:55 AM
coyone	$50.00	$50.00	7/27/2009 12:43:04 PM
tke1631	$44.31	$44.31	7/27/2009 1:28:20 PM
larrkon	$50.00	$50.00	7/27/2009 3:43:09 PM
brutusbone	$50.00	$50.00	7/27/2009 5:02:57 PM
fuke	$25.00	$25.00	7/27/2009 8:28:01 PM
money-expert	$25.00	$25.00	7/28/2009 8:35:47 AM
jrlvnv	$25.00	$25.00	7/28/2009 9:47:38 AM
Gaelicman	$100.00	$100.00	7/28/2009 9:56:15 AM
CMDCO	$50.00	$50.00	7/28/2009 10:24:51 AM
71 bids
Borrower Payment Dependent Notes Series 416319
This series of Notes was issued and sold upon the funding of the borrower loan #38095, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction start date:	Jul-14-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Jul-28-2009

Starting lender yield:	7.52%	Starting borrower rate/APR:	8.52% / 10.61%	Starting monthly payment:	$189.46
Final lender yield:	7.50%	Final borrower rate/APR:	8.50% / 10.59%	Final monthly payment:	$189.41

Auction yield range:	3.27% - 7.52%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1992	Debt/Income ratio:	14%
Credit score:	820-840 (Jul-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,681	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	creative-benefit	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Complete our kitchen remodel
Purpose of loan:
This loan will be used to complete our kitchen remodel.  We have paid cash for our cabinets, granite and appliances and the last thing we need to do is our flooring.  This remodel has been a year in the making so we are eager to get it done.  We came across Prosper and decided this is the perfect way to get a loan because we can set the rate.

My financial situation:
I am a good candidate for this loan because I pay my bills on time and have a good job.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What industry do you work in? - jude0624
A: I work in the Financial Services industry. (Jul-21-2009)
Q: How long have you owned the home? Do you have positive equity? - Pu239
A: We have owned our home 2 years and 3 months. The home was built in 1976 and was in its original state. Not one upgrade was completed to the home. Therefore, we rec'd a great purchase price. Other homes in our area with upgrades where selling for $200,000-$300,000. We do still have positive equity. (Jul-21-2009)
Q: Why don't you get a HELOC? - Havana21
A: HELOCs are few and fair between. I liked the idea of peer-to-peer lending and setting my own rate. (Jul-23-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DonaldColorado	$25.00	$25.00	7/14/2009 11:17:00 AM
cingular	$25.00	$25.00	7/14/2009 11:17:47 AM
Sigonio	$25.00	$25.00	7/14/2009 11:16:57 AM
fotep-financial	$50.00	$50.00	7/14/2009 11:17:05 AM
rjleves	$25.00	$25.00	7/14/2009 11:17:40 AM
NJNY	$25.00	$25.00	7/14/2009 11:18:16 AM
dashawn	$25.00	$10.47	7/14/2009 11:19:30 AM
IWANT2HELP	$25.00	$25.00	7/14/2009 1:05:52 PM
hollywood_muneca	$70.00	$70.00	7/14/2009 2:47:47 PM
otalon	$50.00	$50.00	7/14/2009 3:02:49 PM
porter22	$75.00	$75.00	7/14/2009 4:46:06 PM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	7/14/2009 8:35:48 PM
himistu22	$30.00	$30.00	7/15/2009 4:37:28 AM
16888	$53.31	$53.31	7/15/2009 4:46:34 AM
16888	$50.00	$50.00	7/15/2009 4:42:33 AM
jirahola	$50.00	$50.00	7/14/2009 8:52:10 PM
CorporateRaider	$25.00	$25.00	7/15/2009 10:49:09 AM
maga	$50.00	$50.00	7/15/2009 12:14:27 PM
JSCAB-06	$25.00	$25.00	7/15/2009 12:09:49 PM
malypom	$100.00	$100.00	7/15/2009 4:32:30 PM
sgmm330	$25.00	$25.00	7/15/2009 6:46:45 PM
BigMonkey	$70.00	$70.00	7/15/2009 5:01:22 PM
Midg	$25.00	$25.00	7/15/2009 2:48:13 PM
dextro	$25.00	$25.00	7/15/2009 9:21:10 PM
rebeldog67	$25.00	$25.00	7/16/2009 9:21:23 AM
RugbyD	$75.00	$75.00	7/16/2009 6:47:08 AM
ashahan1	$25.00	$25.00	7/16/2009 8:39:00 AM
vanklein	$25.00	$25.00	7/16/2009 1:30:45 PM
ammasv	$25.00	$25.00	7/16/2009 3:47:22 PM
SQUISHEE_JELLO	$25.00	$25.00	7/16/2009 4:11:34 PM
bambampk	$62.47	$62.47	7/16/2009 8:33:35 PM
charb57	$100.00	$100.00	7/17/2009 6:00:08 AM
ossobuco	$25.00	$25.00	7/17/2009 7:21:39 AM
scloans	$50.80	$50.80	7/17/2009 3:57:48 AM
vinayski	$25.00	$25.00	7/17/2009 7:51:50 AM
murren	$50.00	$50.00	7/17/2009 7:42:43 AM
ok	$50.00	$50.00	7/17/2009 10:03:11 AM
samaritan5	$75.00	$75.00	7/17/2009 10:13:50 AM
stonybrookimports	$25.00	$25.00	7/17/2009 11:12:54 PM
BANKIN	$54.24	$54.24	7/18/2009 8:02:13 PM
swiftsoul	$25.00	$25.00	7/19/2009 10:02:29 AM
memoe	$25.00	$25.00	7/19/2009 7:20:42 PM
MrDavid	$80.00	$80.00	7/19/2009 8:00:00 PM
tashara	$25.00	$25.00	7/20/2009 11:52:32 AM
Mojab	$25.00	$25.00	7/20/2009 3:32:28 PM
octoberfresh	$25.00	$25.00	7/21/2009 6:27:23 AM
Snoopylover	$25.00	$25.00	7/21/2009 9:33:15 AM
spqrxxi	$50.00	$50.00	7/21/2009 11:54:47 AM
zbanker	$50.00	$50.00	7/21/2009 11:33:13 AM
amlu1988	$50.00	$50.00	7/21/2009 7:53:34 PM
BankofPaul	$50.00	$50.00	7/22/2009 6:05:37 AM
Okeey	$50.00	$50.00	7/22/2009 9:03:53 AM
spokanekevin	$25.00	$25.00	7/22/2009 3:07:26 PM
thenewkaisersoze	$25.00	$25.00	7/23/2009 7:42:51 PM
bossyboots01	$50.00	$50.00	7/24/2009 3:30:25 AM
qkinger	$50.00	$50.00	7/23/2009 9:47:54 PM
Hiro07	$25.00	$25.00	7/24/2009 6:59:48 AM
ryan6853	$25.00	$25.00	7/24/2009 8:05:51 AM
ro37	$25.00	$25.00	7/24/2009 5:58:21 PM
mathgod	$25.00	$25.00	7/24/2009 10:07:57 PM
fortytwo	$50.00	$50.00	7/25/2009 9:12:29 PM
jpjazzman	$25.00	$25.00	7/26/2009 10:56:45 AM
gothampark	$50.00	$50.00	7/26/2009 5:35:01 PM
SS123	$50.00	$50.00	7/27/2009 12:10:16 PM
Vacs4u	$25.00	$25.00	7/27/2009 10:50:33 AM
midifool	$25.00	$25.00	7/27/2009 11:56:34 AM
amit_gu	$50.00	$50.00	7/27/2009 2:55:28 PM
SteadyOne	$50.00	$50.00	7/27/2009 3:52:08 PM
Syzygy	$25.00	$25.00	7/27/2009 7:23:41 PM
outofoffice	$50.00	$50.00	7/27/2009 11:32:56 PM
Banker3119	$25.00	$25.00	7/28/2009 5:36:00 AM
money-expert	$50.00	$50.00	7/28/2009 5:57:47 AM
billybragg	$25.00	$25.00	7/27/2009 10:03:55 PM
oldman68	$25.00	$25.00	7/27/2009 11:57:06 PM
gavinsp	$25.00	$25.00	7/28/2009 8:42:06 AM
FundMaker	$25.00	$25.00	7/28/2009 8:31:31 AM
MapleLaker	$50.00	$50.00	7/28/2009 7:20:59 AM
at507	$50.00	$50.00	7/28/2009 10:10:48 AM
oldmora	$25.00	$25.00	7/28/2009 10:35:57 AM
Lender0424	$25.00	$25.00	7/14/2009 11:17:14 AM
TadleyRPh	$25.00	$25.00	7/14/2009 11:17:11 AM
BayShell	$40.00	$40.00	7/14/2009 11:18:58 AM
trucklawyer	$25.00	$25.00	7/14/2009 11:18:07 AM
Aethelwolf	$25.00	$25.00	7/14/2009 11:19:25 AM
Tracman	$25.00	$25.00	7/14/2009 11:19:28 AM
PaulW	$25.00	$25.00	7/14/2009 11:18:52 AM
bikingbtb	$25.00	$25.00	7/14/2009 11:19:01 AM
OCLend	$25.00	$25.00	7/14/2009 11:23:14 AM
ChristopherHS	$25.00	$25.00	7/14/2009 11:38:55 AM
kegs	$250.00	$250.00	7/14/2009 12:00:17 PM
palmdelino	$25.00	$25.00	7/14/2009 10:35:52 PM
LeoBUSIIT	$25.00	$25.00	7/15/2009 8:23:10 AM
Stafo	$49.44	$49.44	7/15/2009 11:57:35 AM
fire_torf	$25.00	$25.00	7/16/2009 7:14:21 AM
njmlaj726	$50.00	$50.00	7/16/2009 12:59:10 PM
fantasysports	$50.00	$50.00	7/16/2009 12:14:37 PM
dollarboy	$50.00	$50.00	7/17/2009 12:06:07 AM
Tasmir	$25.00	$25.00	7/17/2009 7:11:40 AM
dannyboy_997	$50.00	$50.00	7/17/2009 7:21:45 AM
OGS_Capital	$25.00	$25.00	7/17/2009 8:38:46 AM
aislinnn	$25.00	$25.00	7/17/2009 7:47:57 PM
tuco	$100.00	$100.00	7/18/2009 12:20:43 PM
SV-AZ	$35.00	$35.00	7/19/2009 8:26:16 AM
pete90265	$50.00	$50.00	7/19/2009 5:19:27 PM
RiskAdverse	$50.00	$50.00	7/19/2009 8:16:53 PM
lakefront5	$50.00	$50.00	7/20/2009 7:55:27 AM
beachfunder	$25.00	$25.00	7/20/2009 2:39:05 AM
Zipline	$50.00	$50.00	7/20/2009 7:20:33 AM
HoosHouse	$50.00	$50.00	7/20/2009 11:01:46 AM
darylc	$25.00	$25.00	7/20/2009 2:22:19 PM
Pu239	$25.00	$25.00	7/21/2009 8:41:40 AM
SqueezeKing	$25.00	$25.00	7/21/2009 9:47:41 AM
FortunateFields	$27.99	$27.99	7/21/2009 11:23:09 AM
market-assembler	$30.00	$30.00	7/21/2009 2:39:03 PM
F_R_B_O_H	$50.00	$50.00	7/21/2009 8:53:15 PM
Truchaos	$25.00	$25.00	7/22/2009 9:57:12 AM
simiray	$25.00	$25.00	7/22/2009 10:57:28 AM
NVLender	$50.00	$50.00	7/22/2009 2:25:55 PM
Tlrdlrrnch	$25.00	$25.00	7/23/2009 7:21:03 AM
1stBankAndHal	$35.00	$35.00	7/23/2009 9:57:09 AM
interstellar	$40.35	$40.35	7/23/2009 3:02:20 PM
market-assembler	$25.00	$25.00	7/23/2009 3:33:09 PM
turbospeed	$25.00	$25.00	7/24/2009 12:01:57 AM
memoe	$25.00	$25.00	7/24/2009 10:01:48 AM
909engineer	$44.00	$44.00	7/24/2009 12:44:05 PM
StarFundingSource	$25.00	$25.00	7/24/2009 11:48:07 AM
Robert99	$25.00	$25.00	7/24/2009 9:18:51 PM
myrddraal	$50.00	$50.00	7/24/2009 10:57:03 PM
kulender	$50.00	$50.00	7/25/2009 8:24:24 AM
bigmoneybags	$25.00	$25.00	7/25/2009 1:31:12 PM
MGS	$25.00	$25.00	7/25/2009 8:02:06 PM
tryitout	$100.00	$100.00	7/26/2009 3:12:42 AM
akgirlx	$25.00	$25.00	7/26/2009 4:40:16 PM
NoNameLender	$50.00	$50.00	7/26/2009 11:46:03 PM
Neweggman1	$41.93	$41.93	7/27/2009 9:22:05 AM
greenb	$25.00	$25.00	7/27/2009 10:31:14 AM
LenderMatt	$25.00	$25.00	7/27/2009 10:49:23 AM
flshdaskll	$25.00	$25.00	7/28/2009 3:50:23 AM
Marco83	$50.00	$50.00	7/28/2009 6:08:39 AM
Auditman	$50.00	$50.00	7/28/2009 7:30:00 AM
JerryB96	$50.00	$50.00	7/28/2009 8:10:04 AM
UC3307	$100.00	$100.00	7/28/2009 7:10:37 AM
rakey	$25.00	$25.00	7/28/2009 10:07:07 AM
availableloan	$25.00	$25.00	7/28/2009 9:04:23 AM
slyders87	$50.00	$50.00	7/28/2009 9:23:07 AM
Kyileo	$50.00	$50.00	7/28/2009 11:03:40 AM
dmk2006	$25.00	$25.00	7/28/2009 10:24:08 AM
friendinmoney	$100.00	$100.00	7/28/2009 11:15:48 AM
Spring342	$50.00	$50.00	7/28/2009 10:08:35 AM
149 bids
Borrower Payment Dependent Notes Series 416639
This series of Notes was issued and sold upon the funding of the borrower loan #38088, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction start date:	Jul-20-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-03-2009

Starting lender yield:	26.41%	Starting borrower rate/APR:	27.41% / 29.75%	Starting monthly payment:	$164.18
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.25%	Final monthly payment:	$150.70

Auction yield range:	11.27% - 26.41%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1996	Debt/Income ratio:	24%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$6,130	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	JamesDewsbury	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	20 ( 100% )	660-680 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	620-640 (Sep-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Consolidate Some Credit Cards
Purpose of loan:
The purpose of this loan is to consolidate my high interest rate credit cards into a lower rate with the same or smaller monthly payment. This will save me money and make you money.

My financial situation:
I am a good candidate for this loan because I have a job that I believe is secure. I have also taken out a previous loan on Prosper and paid it in full without ever having a late payment. If you look at how my credit score has changed since the last time I got a loan on Prosper you will see that my credit score has increased by 40 points. I am very proud of this score and don't want to screw it up.

Monthly net income: $
Income from Paycheck: $4,583
Income from Rental Property: $900 (one year lease that started July 1st of this year)
Monthly expenses: $
  Housing: $725
  Payment for rental property: $889
  Insurance: $110
  Car expenses: $330
  Gas: $130
  Utilities: $150
  Phone, cable, internet: $110
  Food, entertainment: $ 100
  Clothing, household expenses $ 150
  Credit cards and other loans: $ 563(I will replace $165 of this with the Prosper Loan)
  Other expenses: $ Most of the remainder of my income(I only listed minimum payments for the credit cards, I normally pay $150-$300 more a month.

Answers to questions I foresee:

Why did you pay off the Prosper loan with the Lending Club loan and not one of the credit cards with a higher rate?
    I wanted to cut down the minimum monthly payments I was paying each month and get a lower interest rate. I figured the best way was with a loan and not a revolving account. The rate I received from the Lending Club loan was 5% less than the Prosper loan was.

Why did you use Lending Club and not Prosper?
Prosper was not yet up and running at the time. If I would have just waited a week Prosper would have been back, but we didn't know that did we?

What interest rates are you getting on the credit cards you want to pay off?

The weighted average of the three credit cards I want to pay off is just over 25%. If I can get a better rate than 25% for the Prosper loan than the monthly payment will be less than the minimum monthly payment for the credit cards. I am comfortable with those payments and can make them every month.

If you have any other questions PLEASE ask. As long as they are serious I will answer them publicly so everyone who views my listing will see the answers.

Thank you for your time.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What do you eat that only costs 100.00 per month? - BLKLOC11
A: The $100 is in the category of food and entertainment, so that is for food spent on going out to eat and movies, etc... The food I buy to cook at home is in the category Clothing and household expenses. I share that cost with my girlfriend. (Aug-01-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

chkrvrty	$25.00	$25.00	7/22/2009 1:16:38 PM
Credit2Prosper	$25.00	$25.00	7/24/2009 10:07:21 AM
1stBankAndHal	$35.00	$35.00	7/24/2009 11:45:02 AM
zooom7	$50.00	$50.00	7/29/2009 10:48:35 AM
padewy	$25.00	$25.00	7/29/2009 10:57:55 AM
ctruong53	$80.00	$80.00	7/30/2009 10:45:32 AM
LarryNY	$25.00	$25.00	7/30/2009 2:21:33 PM
shalofin	$143.14	$143.14	7/30/2009 3:58:12 PM
craig1050	$40.00	$40.00	7/30/2009 9:07:45 PM
AustinAmerica	$50.00	$50.00	7/30/2009 5:54:53 PM
Tahoeman	$50.00	$50.00	7/31/2009 8:12:46 AM
BonusTurtle	$25.00	$25.00	7/31/2009 8:46:05 AM
cheech29	$50.00	$50.00	7/31/2009 10:17:04 AM
dizzydude	$25.00	$25.00	7/31/2009 10:23:03 AM
fantasysports	$50.00	$50.00	7/31/2009 1:45:10 PM
showmethemoney5	$50.00	$50.00	7/31/2009 4:17:08 PM
fopaul13	$30.00	$30.00	7/31/2009 8:05:16 PM
money-expert	$25.00	$25.00	8/1/2009 5:05:53 AM
CoolPlexer	$25.00	$25.00	8/1/2009 9:07:29 AM
Investor_83	$41.33	$41.33	8/1/2009 10:15:16 AM
WeshaTheLeopard	$25.00	$25.00	8/1/2009 12:09:33 PM
jtc26	$100.00	$100.00	8/1/2009 2:34:55 PM
LendToCause	$52.63	$52.63	8/1/2009 8:40:07 PM
CA_Lender	$25.00	$25.00	8/2/2009 12:14:59 AM
aschac05	$25.00	$25.00	8/2/2009 10:26:09 AM
maccpro1	$50.00	$50.00	8/2/2009 1:46:47 PM
ayiticheri	$25.00	$25.00	8/2/2009 12:28:21 PM
sweety075	$25.00	$13.46	8/2/2009 5:50:09 PM
Bobusa	$25.00	$25.00	8/3/2009 5:27:51 AM
CMDCO	$50.00	$50.00	8/3/2009 8:50:31 AM
JGuide	$25.00	$25.00	8/3/2009 8:37:50 AM
drb4ever	$25.00	$25.00	8/3/2009 9:34:39 AM
SkyLoan	$30.00	$30.00	8/3/2009 11:20:29 AM
HenlopenCapital	$25.00	$25.00	8/3/2009 11:33:22 AM
FundMaker	$35.00	$35.00	8/3/2009 11:02:31 AM
realtormoises	$25.00	$25.00	8/3/2009 11:58:27 AM
bitano	$50.00	$50.00	8/3/2009 1:17:18 PM
Moe87	$75.00	$75.00	8/3/2009 3:01:19 PM
Taho	$50.00	$50.00	8/3/2009 1:21:54 PM
Makemony	$50.00	$50.00	8/3/2009 3:44:33 PM
CREinvestor	$153.65	$153.65	8/3/2009 2:18:18 PM
Loan_Stranger	$50.00	$50.00	8/3/2009 5:01:07 PM
winger66	$145.00	$145.00	8/3/2009 4:55:22 PM
himistu22	$25.00	$25.00	8/3/2009 3:47:14 PM
ColoradoLender82	$25.00	$25.00	8/3/2009 4:29:33 PM
zento	$25.00	$25.00	8/3/2009 4:51:11 PM
twerns	$25.00	$25.00	8/3/2009 4:57:35 PM
dudebrah	$25.00	$25.00	8/3/2009 5:00:23 PM
Fun54115	$50.00	$50.00	8/3/2009 5:04:22 PM
scroooge	$25.00	$25.00	7/21/2009 6:41:43 AM
RedCentre	$100.00	$100.00	7/22/2009 2:06:34 PM
mercuriant	$25.00	$25.00	7/24/2009 9:02:19 AM
hellasow	$25.00	$25.00	7/24/2009 10:44:41 AM
RKLFinancial	$100.00	$100.00	7/28/2009 6:12:35 PM
Personal-Bond	$50.00	$50.00	7/28/2009 5:48:32 PM
twjh	$25.00	$25.00	7/29/2009 2:15:58 PM
Ray3486	$25.00	$25.00	7/29/2009 11:08:12 AM
PrepWonder	$43.70	$43.70	7/29/2009 8:09:39 PM
JGuide	$25.00	$25.00	7/29/2009 11:48:41 PM
justme4now	$30.00	$30.00	7/30/2009 5:31:24 PM
carrinel	$56.00	$56.00	7/31/2009 7:13:08 AM
mlaner92	$40.00	$40.00	7/31/2009 10:51:34 AM
division177	$25.00	$25.00	7/31/2009 12:54:42 PM
maga	$50.00	$50.00	7/31/2009 1:20:16 PM
totommb	$25.85	$25.85	7/31/2009 1:50:06 PM
scrabbler	$25.00	$25.00	7/31/2009 2:52:52 PM
HoosHouse	$50.00	$50.00	7/31/2009 3:12:41 PM
podosphero	$38.41	$38.41	7/31/2009 6:31:34 PM
roswellandy	$40.00	$40.00	7/31/2009 6:40:01 PM
Boxhead	$76.20	$76.20	7/31/2009 6:40:40 PM
djp127	$30.00	$30.00	7/31/2009 11:17:45 PM
spiff666	$25.00	$25.00	8/1/2009 8:18:48 AM
eboomer2611	$25.00	$25.00	8/1/2009 7:59:11 AM
_SriBank_	$50.00	$50.00	8/1/2009 10:44:36 AM
BLKLOC11	$75.00	$75.00	8/1/2009 8:52:12 PM
LendingP2P	$25.00	$25.00	8/2/2009 11:16:52 AM
Matt_Colsia	$50.00	$50.00	8/3/2009 2:31:05 AM
jpjazzman	$25.00	$25.00	8/3/2009 5:16:50 AM
juliasdad	$25.00	$25.00	8/3/2009 6:48:22 AM
winger66	$200.00	$200.00	8/3/2009 7:27:10 AM
Leshan	$50.00	$50.00	8/3/2009 7:12:47 AM
rebeldog67	$50.00	$50.00	8/3/2009 9:35:46 AM
lostperception	$40.00	$40.00	8/3/2009 12:08:54 PM
FundMaker	$25.00	$25.00	8/3/2009 1:56:19 PM
Entejaeger	$60.00	$60.00	8/3/2009 3:04:28 PM
skaught	$50.00	$50.00	8/3/2009 1:27:48 PM
VitaminFunk	$25.00	$25.00	8/3/2009 4:43:46 PM
mbcjk	$33.35	$33.35	8/3/2009 4:33:29 PM
garnetchik	$62.28	$62.28	8/3/2009 5:02:27 PM
89 bids
Borrower Payment Dependent Notes Series 417113
This series of Notes was issued and sold upon the funding of the borrower loan #38096, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,700.00	Prosper Rating:	A	Auction start date:	Jul-20-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-03-2009

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$122.89
Final lender yield:	10.76%	Final borrower rate/APR:	11.76% / 13.89%	Final monthly payment:	$122.47

Auction yield range:	4.27% - 11.00%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-2005	Debt/Income ratio:	29%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	5y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,892	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	responsibility-prominence	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for school
Purpose of loan:
This loan will be used to pay for my tuition. I have finished the first year of fashion design major at FIT in  New York. Now I am getting ready to get in to the second year. I really would like to continue my studies without having to study part time, because it is very difficult to get back into full time student from the part time student.
My financial situation:
I am a good candidate for this loan because I always pay my bills on time. I usualy pay as much as I can within a week of the due date. I work 4-5 Days a week as a bartender/server in a local chain restaurant, therefore i have steady income. I live together with my boyfriend, wich helps finiancially for us both.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Will you continue to work the same number of hours as you do now while you are in school full time? Thanks in advance! - r1j2r3
A: Yes, I will still work the same hours as I am working right now. Maybe it will be a couple of hours less, but still ~ 40 hours. (Aug-02-2009)
Q: Do you have a plan to reduce your credit card debt? - Pu239
A: Yes, I'm doing it right now. Recently my boyfriend and I bought a new TV and speakers. So, now we both are trying to pay my credit card debt. (Aug-03-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MidnightBank	$25.00	$25.00	7/20/2009 5:39:35 PM
IceFisherman	$50.00	$50.00	7/20/2009 5:35:41 PM
zzztimbo	$68.50	$68.50	7/21/2009 6:46:00 AM
market-assembler	$25.00	$25.00	7/21/2009 2:57:09 PM
CAPFC2368	$25.00	$25.00	7/22/2009 9:58:44 AM
Dan12781	$25.00	$25.00	7/23/2009 5:32:23 PM
Jordan1123	$25.00	$25.00	7/23/2009 7:03:20 PM
building_community	$25.00	$25.00	7/25/2009 7:46:36 AM
thenewkaisersoze	$25.00	$25.00	7/25/2009 5:11:35 PM
Cheburashka	$25.00	$25.00	7/26/2009 6:41:33 AM
palmdelino	$26.67	$26.67	7/27/2009 11:43:24 AM
aislinnn	$25.00	$25.00	7/27/2009 1:41:33 PM
cutter21	$200.00	$200.00	7/27/2009 4:10:30 PM
skidroe33	$100.00	$100.00	7/27/2009 6:30:07 PM
Cthulu	$25.00	$25.00	7/28/2009 8:47:37 AM
druidpoet	$25.00	$25.00	7/28/2009 10:03:06 AM
Brown98	$25.00	$25.00	7/28/2009 11:22:43 AM
Quiz18	$25.00	$25.00	7/28/2009 1:02:25 PM
ssgt95068	$25.00	$25.00	7/28/2009 12:16:31 PM
myrddraal	$25.00	$25.00	7/28/2009 6:01:09 PM
LakeShoreLending	$25.00	$25.00	7/28/2009 6:56:38 PM
Realjo	$25.00	$25.00	7/29/2009 10:24:40 AM
california5andime	$25.00	$25.00	7/30/2009 9:19:44 AM
sorace	$50.00	$50.00	7/31/2009 2:28:25 AM
PleaseDoNotDefault	$25.00	$25.00	7/31/2009 5:39:29 AM
mpatrick	$100.00	$100.00	7/31/2009 10:03:30 AM
Tasmir	$25.00	$25.00	7/31/2009 10:25:21 AM
khamen	$25.00	$25.00	7/31/2009 2:33:40 PM
edsmoney	$100.00	$100.00	7/31/2009 3:05:49 PM
GDLK2U	$25.00	$25.00	7/31/2009 3:52:00 PM
JMY1	$25.00	$25.00	7/31/2009 5:33:10 PM
availableloan	$25.00	$25.00	8/1/2009 9:25:20 PM
jh157765	$25.00	$25.00	8/1/2009 9:28:32 PM
salegalaxy	$50.00	$50.00	8/2/2009 1:08:37 AM
colorfulgardener	$50.00	$50.00	8/2/2009 6:50:29 AM
rockhound84	$25.00	$25.00	8/2/2009 5:47:03 AM
JerryB96	$25.00	$25.00	8/2/2009 8:36:19 AM
chibear34	$25.00	$25.00	8/2/2009 8:57:26 AM
maga	$50.00	$50.00	8/2/2009 9:36:47 AM
suburbanman64	$50.00	$50.00	8/2/2009 9:43:55 AM
woodsider	$50.00	$50.00	8/2/2009 6:58:14 PM
gothampark	$50.00	$50.00	8/2/2009 4:55:05 PM
woodsider	$50.00	$50.00	8/2/2009 7:42:55 PM
jojnax	$25.00	$25.00	8/3/2009 2:55:28 AM
rjsdsu	$25.00	$25.00	8/3/2009 6:28:59 AM
FecundFinancier	$25.00	$25.00	8/3/2009 6:21:42 AM
jpjazzman	$25.00	$25.00	8/3/2009 5:18:52 AM
Rothgoe	$50.00	$50.00	8/3/2009 9:18:50 AM
businessguy29	$25.00	$25.00	8/3/2009 9:18:19 AM
Rustang	$50.00	$50.00	8/3/2009 10:12:17 AM
element40	$50.00	$50.00	8/3/2009 11:38:11 AM
jigsawhc	$28.00	$28.00	8/3/2009 12:52:50 PM
maga	$50.00	$50.00	8/3/2009 3:04:45 PM
SKLend	$25.00	$17.37	8/3/2009 3:09:18 PM
Feyenoord	$100.00	$100.00	8/3/2009 2:13:04 PM
quintilian	$50.00	$50.00	7/21/2009 10:53:48 PM
wcg-nyc	$25.00	$25.00	7/24/2009 2:14:39 PM
money-engine	$25.00	$25.00	7/26/2009 6:39:45 AM
lindssc1	$25.00	$25.00	7/26/2009 10:04:32 PM
jetblack	$50.00	$50.00	7/27/2009 3:22:08 PM
Syzygy	$25.00	$25.00	7/27/2009 7:36:25 PM
outofoffice	$50.00	$50.00	7/27/2009 11:37:40 PM
Shanester	$25.00	$25.00	7/28/2009 6:29:00 AM
Occhy	$50.00	$50.00	7/28/2009 8:29:30 AM
SQUISHEE_JELLO	$25.00	$25.00	7/28/2009 9:48:28 AM
kulender	$50.00	$50.00	7/28/2009 8:08:32 PM
Kessler	$25.00	$25.00	7/28/2009 9:57:09 PM
rubylender	$25.00	$25.00	7/29/2009 7:49:48 AM
autoconnection	$25.00	$25.00	7/29/2009 6:59:59 PM
ccapital	$100.00	$100.00	7/29/2009 2:26:48 PM
junes08	$50.00	$50.00	7/30/2009 5:33:01 AM
bondhedger	$25.00	$25.00	7/30/2009 8:37:40 AM
greenventures	$25.00	$25.00	7/30/2009 10:02:08 AM
ManhattanLender	$25.00	$25.00	7/30/2009 3:34:28 PM
memoe	$25.00	$25.00	7/31/2009 12:36:42 PM
help_each_other	$25.00	$25.00	7/31/2009 3:56:31 PM
axelducheck	$26.82	$26.82	7/31/2009 8:22:09 PM
credit-missile	$50.00	$50.00	7/31/2009 8:35:59 PM
namronmi2	$25.00	$25.00	8/1/2009 12:05:48 AM
olin5	$25.00	$25.00	8/1/2009 5:09:39 AM
gain-dolphin	$57.33	$57.33	8/1/2009 9:55:32 AM
Pekkliepuff	$27.31	$27.31	8/1/2009 1:39:12 PM
Terapin0511	$60.00	$60.00	8/1/2009 4:59:31 PM
bkb7484	$25.00	$25.00	8/2/2009 3:34:15 AM
thefisherman	$25.00	$25.00	8/2/2009 9:37:28 AM
Onlyhappycustomers	$25.00	$25.00	8/2/2009 9:41:06 AM
ali82	$25.00	$25.00	8/2/2009 10:49:43 AM
ezhik00	$25.00	$25.00	8/2/2009 2:28:13 PM
r1j2r3	$25.00	$25.00	8/2/2009 5:30:03 PM
grotheik	$25.00	$25.00	8/2/2009 6:59:57 PM
greenpatrol	$50.00	$50.00	8/2/2009 6:16:00 PM
kulender	$50.00	$50.00	8/3/2009 6:36:39 AM
RJTintheBK	$38.00	$38.00	8/3/2009 8:51:20 AM
Pu239	$50.00	$50.00	8/3/2009 7:51:26 AM
drb4ever	$25.00	$25.00	8/3/2009 9:30:15 AM
mtb06	$25.00	$25.00	8/3/2009 10:20:51 AM
thegreatone	$50.00	$50.00	8/3/2009 4:32:36 PM
97 bids
Borrower Payment Dependent Notes Series 417413
This series of Notes was issued and sold upon the funding of the borrower loan #38104, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction start date:	Jul-21-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-03-2009

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.42%	Starting monthly payment:	$52.00
Final lender yield:	14.00%	Final borrower rate/APR:	15.00% / 17.42%	Final monthly payment:	$52.00

Auction yield range:	8.27% - 14.00%	Estimated loss impact:	6.81%
Lender servicing fee:	1.00%	Estimated return:	7.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1994	Debt/Income ratio:	24%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	15y 5m
Amount delinquent:	$0	Revolving credit balance:	$33,312	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	True_Believer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 93% )	680-700 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	1 ( 7% )	640-660 (Apr-2008)
Principal balance:	$308.16	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
2nd Time Prosper Borrower
Purpose of loan:
This loan will be used to payoff a higher interest rate credit card.  And, I have made all my previous Prosper loan payments as agreed.

My financial situation:
I am a good candidate for this loan because this is an extremely low amount and not an amount to put anyone at risk.

Monthly net income: $ 7500.

Monthly expenses: $ 3500.
  Housing: $ 1900.
  Insurance: $ 200.
  Car expenses: $ 100.
  Utilities: $ 200.
  Phone, cable, internet: $200.
  Food, entertainment: $ 400.
  Clothing, household expenses $
  Credit cards and other loans: $ 400.
  Other expenses: $ 100.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JCPlending	$25.00	$25.00	7/24/2009 7:00:29 AM
Johnab	$25.00	$25.00	7/24/2009 12:55:07 PM
Phantom99	$25.00	$25.00	7/24/2009 5:46:01 PM
planky	$50.00	$50.00	7/24/2009 10:55:44 PM
kazanov	$50.00	$50.00	7/25/2009 1:08:50 PM
brother_tam	$100.00	$100.00	7/27/2009 3:54:55 PM
JCMC	$50.00	$50.00	7/28/2009 8:13:59 PM
AndyT1999	$50.00	$50.00	7/29/2009 7:01:51 AM
dpjd	$50.00	$50.00	7/29/2009 8:17:21 AM
Firescreek	$25.00	$25.00	7/30/2009 8:34:32 AM
bondhedger	$25.00	$25.00	7/30/2009 9:00:30 AM
foofiter	$25.00	$25.00	7/31/2009 9:08:48 AM
TNG812	$25.00	$25.00	7/31/2009 11:12:35 AM
generosity-harbor	$25.00	$25.00	7/31/2009 12:33:14 PM
Flying_Tilapia	$50.00	$50.00	7/31/2009 12:38:56 PM
aztocas	$50.00	$50.00	8/1/2009 10:35:02 AM
maga	$50.00	$50.00	8/2/2009 10:19:43 AM
q4golf	$25.00	$25.00	8/2/2009 7:38:32 PM
stu6703	$49.43	$49.43	8/3/2009 8:35:18 AM
HenlopenCapital	$50.00	$50.00	8/3/2009 10:38:05 AM
Peacepower	$25.00	$21.17	8/3/2009 11:01:09 AM
Johnab	$25.00	$25.00	7/25/2009 2:59:55 PM
periko	$25.00	$25.00	7/26/2009 12:17:24 PM
Kelor99	$25.00	$25.00	7/27/2009 8:45:13 PM
Smitty33	$54.40	$54.40	7/28/2009 12:12:54 PM
hellasow	$25.00	$25.00	7/28/2009 2:11:13 PM
Camden	$50.00	$50.00	7/28/2009 6:30:22 PM
Syzygy	$25.00	$25.00	7/30/2009 12:27:12 PM
whois-JohnGalt	$25.00	$25.00	7/31/2009 11:15:21 AM
SPADES	$50.00	$50.00	7/31/2009 11:42:55 AM
JGuide	$25.00	$25.00	7/31/2009 11:07:33 PM
Nasdaq	$25.00	$25.00	7/31/2009 10:46:57 PM
MONEY_IN_THE_BANK	$25.00	$25.00	8/1/2009 11:43:25 PM
rockhound84	$25.00	$25.00	8/2/2009 5:41:27 AM
autoconnection	$25.00	$25.00	8/2/2009 6:46:56 AM
MapleLaker	$25.00	$25.00	8/2/2009 7:56:10 AM
sweety075	$25.00	$25.00	8/2/2009 9:02:52 AM
BrnxGirl	$25.00	$25.00	8/2/2009 7:17:09 AM
EretzCapital	$100.00	$100.00	8/3/2009 9:35:18 AM
money-expert	$25.00	$25.00	8/3/2009 10:02:55 AM
Stalker_Sn	$25.00	$25.00	8/3/2009 10:14:32 AM
41 bids
Borrower Payment Dependent Notes Series 418665
This series of Notes was issued and sold upon the funding of the borrower loan #38094, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction start date:	Jul-31-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Jul-31-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 21.53%	Starting monthly payment:	$55.02
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.46%	Final monthly payment:	$54.23

Auction yield range:	8.27% - 18.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1995	Debt/Income ratio:	40%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	9y 0m
Amount delinquent:	$0	Revolving credit balance:	$20,733	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	avslover1	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	640-660 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	560-580 (Mar-2008) 560-580 (Feb-2008) 660-680 (Jul-2007)
Principal balance:	$1,983.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Pay off higher loan
Purpose of loan:
This loan will be used to? clean up my act.
My financial situation:
I am a good candidate for this loan because? I already have a loan through Prosper and have never been late.  Would like to pay off credit cards and clean up my act by getting rid of these credit cards.
Monthly net income: $ 3038.46

Monthly expenses: $
  Housing: $ 937.
  Insurance: $ 150.
  Car expenses: $ 200.
  Utilities: $ 100.
  Phone, cable, internet: $ 60.
  Food, entertainment: $ 150.
  Clothing, household expenses $ 100.
  Credit cards and other loans: $ 400.
  Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rmachi	$25.00	$25.00	7/31/2009 9:47:40 AM
unclejaef	$25.00	$25.00	7/31/2009 9:47:57 AM
fareast_man	$25.00	$25.00	7/31/2009 9:48:46 AM
SNH	$25.00	$25.00	7/31/2009 9:48:57 AM
Aviking	$50.00	$50.00	7/31/2009 9:50:30 AM
Artist_Blue	$25.00	$25.00	7/31/2009 9:49:05 AM
anton	$25.00	$25.00	7/31/2009 9:49:10 AM
lagnisiruk	$25.00	$25.00	7/31/2009 9:48:00 AM
windfall46	$25.00	$25.00	7/31/2009 9:48:26 AM
YoungSuccessLLC	$25.00	$25.00	7/31/2009 9:50:40 AM
beyondmanagement	$25.00	$25.00	7/31/2009 9:52:02 AM
gravbox	$25.00	$25.00	7/31/2009 9:49:28 AM
GMPK_TLAS	$45.00	$45.00	7/31/2009 9:52:19 AM
keeks	$25.00	$25.00	7/31/2009 9:52:29 AM
mmckune	$25.00	$25.00	7/31/2009 9:52:53 AM
sloan	$25.00	$25.00	7/31/2009 9:55:25 AM
leftcoast52	$25.00	$25.00	7/31/2009 9:53:24 AM
decisive-capital	$50.00	$50.00	7/31/2009 9:56:53 AM
hopethisworks	$50.00	$50.00	7/31/2009 9:54:08 AM
jbarron	$25.00	$25.00	7/31/2009 9:54:39 AM
larrybird	$250.00	$5.00	7/31/2009 9:56:58 AM
interstellar	$50.00	$50.00	7/31/2009 12:53:22 PM
gilbow	$25.00	$25.00	7/31/2009 9:48:30 AM
fortytwo	$25.00	$25.00	7/31/2009 9:47:18 AM
tlp43	$25.00	$25.00	7/31/2009 9:47:33 AM
PatRichi	$25.00	$25.00	7/31/2009 9:50:34 AM
puifais	$25.00	$25.00	7/31/2009 9:47:50 AM
FeedTheMachine	$50.00	$50.00	7/31/2009 9:48:39 AM
TrustinOthers	$25.00	$25.00	7/31/2009 9:48:54 AM
PHI4308	$25.00	$25.00	7/31/2009 9:52:24 AM
GElender	$50.00	$50.00	7/31/2009 9:51:55 AM
don8ter	$25.00	$25.00	7/31/2009 9:52:12 AM
incbx	$25.00	$25.00	7/31/2009 9:53:27 AM
oldmora	$25.00	$25.00	7/31/2009 9:50:06 AM
Aquani	$50.00	$50.00	7/31/2009 9:52:34 AM
Champpilot	$50.00	$50.00	7/31/2009 9:52:16 AM
zeelender	$25.00	$25.00	7/31/2009 9:52:38 AM
Rogelio48	$25.00	$25.00	7/31/2009 9:54:04 AM
Penny	$50.00	$50.00	7/31/2009 9:55:32 AM
fireboss	$100.00	$100.00	7/31/2009 9:55:37 AM
ibuystk	$50.00	$50.00	7/31/2009 9:56:22 AM
rjleves	$25.00	$25.00	7/31/2009 9:55:19 AM
plentiful-reward	$50.00	$50.00	7/31/2009 9:56:17 AM
nodrivelpls	$25.00	$25.00	7/31/2009 9:54:36 AM
Credit2Prosper	$25.00	$25.00	7/31/2009 10:07:33 AM
Pintu_Desai	$25.00	$25.00	7/31/2009 2:34:48 PM
46 bids
Borrower Payment Dependent Notes Series 416748
This series of Notes was issued and sold upon the funding of the borrower loan #38091, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Jul-16-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Jul-30-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	17.91%	Final borrower rate/APR:	18.91% / 22.67%	Final monthly payment:	$36.61

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.49%
Lender servicing fee:	1.00%	Estimated return:	2.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2006	Debt/Income ratio:	22%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$5,581	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	rilesemo	Borrower's state:	Ohio	Borrower's group:	Der Polka Verein (The Polka Club)
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	580-600 (Feb-2008) 600-620 (Jul-2007) 520-540 (Apr-2007) 520-540 (Mar-2007)
Principal balance:	$273.06	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Left foot, Right foot
Steadily making improvements.
Every thing stat wise has improves since my first loan.My first loan is at 272 and change.
(except maybe inquires, i have been calling my credit companies trying to get better rates and benefits.)Still rated a as a E. I have never missed a payment on any of my credit accounts nor have i had any other issues.
I am not going to BS a budget it changes from month to month. I would like to see a better rate this time around. I don't need this loan but it would help. If the rate is terrible i will refuse the loan.
I have been around since october 06.I am a lender on a few loans. This would be my second loan. Feel free to contact me. I will respond depending on relevance and merit.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Stingray8a	$44.81	$44.81	7/28/2009 8:43:02 PM
mauge35	$25.00	$25.00	7/29/2009 11:08:55 AM
Bikerider	$70.00	$70.00	7/29/2009 4:43:36 PM
twjh	$25.00	$25.00	7/29/2009 6:52:54 PM
keeper24	$25.00	$25.00	7/30/2009 5:38:07 AM
jtc26	$25.00	$25.00	7/30/2009 5:57:25 AM
PlusUltra	$100.00	$97.77	7/30/2009 8:57:12 AM
Rancid	$29.00	$29.00	7/30/2009 8:47:25 AM
planky	$50.00	$50.00	7/30/2009 9:50:16 AM
Croquer	$25.00	$25.00	7/30/2009 10:39:28 AM
benrice	$25.00	$25.00	7/30/2009 7:08:52 AM
martymaniaman	$28.87	$28.87	7/30/2009 7:27:40 AM
AsianDragon	$35.00	$35.00	7/30/2009 11:11:42 AM
libraryfrenzy	$25.00	$25.00	7/30/2009 10:34:35 AM
justme4now	$25.00	$25.00	7/30/2009 12:20:52 PM
Mr_Katana	$30.89	$30.89	7/30/2009 2:36:37 PM
CMDCO	$50.00	$50.00	7/28/2009 10:37:35 AM
Smitty33	$103.66	$103.66	7/29/2009 3:43:08 AM
lagnisiruk	$33.00	$33.00	7/29/2009 9:45:31 AM
BlueProteus	$25.00	$25.00	7/29/2009 6:43:11 PM
Sparchange	$25.00	$25.00	7/29/2009 7:51:53 PM
money-expert	$25.00	$25.00	7/30/2009 5:55:07 AM
divine940	$27.00	$27.00	7/30/2009 5:15:30 AM
rebeldog67	$25.00	$25.00	7/30/2009 11:16:32 AM
maga	$50.00	$50.00	7/30/2009 11:55:09 AM
Fun54115	$50.00	$50.00	7/30/2009 1:11:59 PM
26 bids
Borrower Payment Dependent Notes Series 418894
This series of Notes was issued and sold upon the funding of the borrower loan #38098, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Jul-31-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-01-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	8.27% - 34.00%	Estimated loss impact:	7.33%
Lender servicing fee:	1.00%	Estimated return:	26.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1990	Debt/Income ratio:	24%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	44	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$42,852	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	82%	Stated income:	$100,000+
Delinquencies in last 7y:	32	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	TomMinnesota	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 92% )	660-680 (Latest)
Principal borrowed:	$3,600.00	< mo. late:	1 ( 4% )	660-680 (May-2009) 620-640 (Jun-2007) 600-620 (Feb-2007) 600-620 (Jan-2007)
Principal balance:	$1,478.46	1+ mo. late:	1 ( 4% )
Total payments billed:	25
Description
HELP! Getting Out Of Debt!
I am 36 years old, and a business professional earning $102,000 per year plus bonus.? A few years back I took a leap and opened my own business, which due to the economy did not provide the growth I needed to continue.? I'm almost done paying off previous debts I accumulated due to being self-employed.? This will allow me to consolidate several debts into one payment.? I have another Prosper loan with excellent payment history.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

VentureAngel	$25.00	$25.00	7/31/2009 4:00:15 PM
ministry3	$25.00	$25.00	7/31/2009 4:00:19 PM
IPG1	$100.00	$100.00	7/31/2009 4:26:25 PM
doubls	$25.00	$25.00	7/31/2009 7:58:56 PM
suomynona	$25.00	$25.00	7/31/2009 8:45:59 PM
ladybug838	$25.00	$25.00	7/31/2009 9:26:20 PM
Jasmel	$200.00	$200.00	8/1/2009 6:51:44 AM
Engineer44	$25.00	$25.00	8/1/2009 7:42:42 AM
natejx	$25.00	$25.00	8/1/2009 8:11:17 AM
lenderrb	$25.00	$25.00	7/31/2009 4:00:17 PM
tnjohnso	$25.00	$25.00	7/31/2009 3:59:38 PM
YoungTaxMan	$25.00	$25.00	7/31/2009 4:00:18 PM
flyinhawaiian	$50.00	$50.00	7/31/2009 4:00:13 PM
periko	$50.00	$50.00	7/31/2009 7:55:52 PM
stonehillloans	$25.00	$25.00	8/1/2009 5:04:31 AM
hektek22	$300.00	$300.00	8/1/2009 8:10:40 AM
whois-JohnGalt	$25.00	$25.00	8/1/2009 6:55:38 AM
17 bids